UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California (Address of Principal Executive Office)	92673 (Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 6, 2007, the Compensation Committee of the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) approved an amendment to Robert A. Alter’s employment agreement as part of the Company’s succession plan following the appointment of Steven R. Goldman as the Company’s Chief Executive Officer. Effective March 19, 2007, Mr. Alter will become Executive Chairman. The amendment will provide that Mr. Alter’s base salary will be reduced to $275,000 per year effective as of October 20, 2007 and that Mr. Alter will no longer be entitled to receive an annual bonus or participate in the Company’s 2004 Long-Term Incentive Plan after Sunstone’s 2007 fiscal year. Mr. Alter’s existing equity awards will continue to vest during his term as Executive Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 8, 2007	By:	/S/ KENNETH E. CRUSE
Kenneth E. Cruse
Chief Financial Officer